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      AMENDMENT NO. 2 TO LOAN & SECURITY AGREEMENT (ACCOUNTS AND INVENTORY)

         This Amendment dated as of October 1, 2000 among Troy Group, Inc. ("Troy"), Troy Systems International, Inc. ("TSI"), Troy XCD, Inc. ("Troy XCD") and each other Person which becomes a signatory hereto (collectively "Borrower") and Comerica Bank - California ("Bank").

                                    RECITALS:

         A. Troy, TSI, Troy XCD and Bank executed that certain Loan and Security Agreement dated as of October 20, 1998 as supplemented by
(i) Addendum A to Loan & Security Agreement (LIBOR), (ii) Addendum B to
Loan & Security Agreement, (iii) Environmental Rider, (iv) Addendum A to Environmental Rider, (v) Equipment Rider and (vi) Inventory Rider (Revolving Advance), each dated as of October 20, 1998 (as so supplemented and as amended by Amendment No. 1 (as defined below), the "Agreement").

         B. Borrower and Bank executed that certain Amendment No. 1 to Loan and Security Agreement (Accounts and Inventory) dated as of October 28, 1999 ("Amendment No. 1").

         C. Troy, TSI, Troy XCD and Bank further desire to amend the Agreement as set forth below.

         The parties agree as follows:

         1. Section 2.la of the Agreement is amended in its entirety to read as follows:

                  "2.1a (1) IN ADDITION TO THE LOAN MADE BY BANK FROM TIME TO TIME UNDER SECTION 2.1 OF THIS AGREEMENT, UPON THE REQUEST OF BORROWER MADE AT ANY TIME AND FROM TIME TO TIME FROM THE DATE HEREOF THROUGH OCTOBER 1, 2001, AND SO LONG AS NO EVENT OF DEFAULT HAS OCCURRED, BANK SHALL LEND TO BORROWER SUMS NOR TO EXCEED TEN MILLION DOLLARS ($10,000,000) IN AGGREGATE PRINCIPAL AMOUNT ("ACQUISITION COMMITMENT AMOUNT"), SUBJECT TO THE TERMS OF THIS AGREEMENT. THE PROCEEDS OF THE ACQUISITION LOAN SHALL BE USED SOLELY TO FINANCE PERMITTED ACQUISITIONS. THE FIRST $3,000,000 OF ADVANCES OF THE ACQUISITION LOAN MAY BE USED BY BORROWER TO FINANCE UP TO 100% OF THE PURCHASE PRICE OF PERMITTED ACQUISITIONS, AND THEREAFTER, IN RESPECT OF THE PROCEEDS OF THE ACQUISITION LOAN IN EXCESS OF $3,000,000, THE AGGREGATE ADVANCES MADE BY BANK IN RESPECT OF EACH PERMITTED ACQUISITION SHALL NOT EXCEED 50% OF THE PURCHASE PRICE OF SUCH PERMITTED ACQUISITION.

                  "(2) THE INDEBTEDNESS OUTSTANDING UNDER THE ACQUISITION LOAN SHALL BE EVIDENCED BY THE ACQUISITION NOTE. THE PRINCIPAL INDEBTEDNESS OUTSTANDING UNDER THE ACQUISITION NOTE SHALL BE REPAID IN SIXTY (60) INSTALLMENTS EACH EQUAL TO 1/60TH OF THE PRINCIPAL AMOUNT OUTSTANDING UNDER THE ACQUISITION NOTE ON THE OCTOBER 1, 2001, COMMENCING ON NOVEMBER 1, 2001 AND ON THE FIRST DAY OF EACH MONTH THEREAFTER UNTIL OCTOBER 1, 2006 WHEN THE ENTIRE UNPAID BALANCE OF PRINCIPAL AND INTEREST THEREON SHALL BE DUE AND PAYABLE IN FULL. INTEREST SHALL BE PAYABLE MONTHLY ON THE FIRST DAY OF EACH MONTH. PREPAYMENTS OF THE ACQUISITION LOAN SHALL BE APPLIED TO INSTALLMENTS DUE THEREUNDER IN THE INVERSE ORDER OF THEIR MATURITIES.


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                  "(3) COMPANY SHALL PAY BANK A NONREFUNDABLE UNUSED FEE EQUAL
         TO ONE QUARTER OF ONE PERCENT (.25%) TIMES THE AVERAGE DAILY UNUSED PORTION OF THE ACQUISITION COMMITMENT AMOUNT. THE UNUSED FEE SHALL ACCRUE FROM OCTOBER 1, 2000 THROUGH THE OCTOBER 1, 2001. THE UNUSED FEE SHALL BE PAYABLE QUARTERLY IN ARREARS COMMENCING ON JANUARY 1, 2001 AND ON APRIL 1, 2001, JULY 1, 2001, AND OCTOBER 1, 2001."

                  "(4) IN ADDITION TO THE BASE RATE OPTION AND THE LIBOR RATE OPTION, COMMENCING OCTOBER 1, 2001, BORROWER SHALL HAVE THE OPTION TO SELECT THE FIXED RATE AS THE APPLICABLE INTEREST RATE FOR THE ENTIRE INDEBTEDNESS OUTSTANDING UNDER THE ACQUISITION LOAN. IN THE EVENT BORROWER SELECTS THE FIXED RATE AS THE APPLICABLE INTEREST RATE WITH RESPECT TO THE ACQUISITION LOAN, THE FIXED RATE SHALL BE THE APPLICABLE INTEREST RATE UNTIL THE MATURITY DATE OF THE ACQUISITION LOAN.

                  "(5) IN THE EVENT THE BORROWER SELECTS THE FIXED RATE AS THE APPLICABLE INTEREST RATE WITH RESPECT TO THE ACQUISITION LOAN, THE BANK DOES NOT HAVE TO ACCEPT ANY PREPAYMENT OF PRINCIPAL UNDER THE ACQUISITION NOTE EXCEPT AS DESCRIBED BELOW OR AS REQUIRED UNDER APPLICABLE LAW. THE BORROWER MAY PREPAY PRINCIPAL OF THE ACQUISITION
         NOTE IN INCREMENTS OF $50,000 AT ANY TIME AS LONG AS THE BANK IS PROVIDED WRITTEN NOTICE OF THE PREPAYMENT. THE NOTICE OF PREPAYMENT SHALL CONTAIN THE FOLLOWING INFORMATION: (a) THE DATE OF PREPAYMENT (THE "PREPAYMENT DATE") AND (b) THE AMOUNT OF PRINCIPAL TO BE PREPAID. ON THE PREPAYMENT DATE, THE BORROWER WILL PAY TO THE BANK, IN ADDITION TO THE OTHER AMOUNTS THEN DUE ON THE ACQUISITION NOTE UNDER THE AGREEMENT, THE PREPAYMENT AMOUNT DESCRIBED BELOW. THE BANK, IN ITS SOLE DISCRETION, MAY ACCEPT ANY PREPAYMENT OF PRINCIPAL EVEN IF NOT REQUIRED TO DO SO UNDER THE AGREEMENT AND MAY DEDUCT FROM THE AMOUNT TO BE APPLIED AGAINST PRINCIPAL THE OTHER AMOUNTS REQUIRED AS PART OF THE PREPAYMENT AMOUNT.

                  "(6) IF THE BANK EXERCISES ITS RIGHT TO ACCELERATE THE PAYMENT OF THE ACQUISITION NOTE PRIOR TO MATURITY, THE BORROWER WILL PAY TO THE BANK, IN ADDITION TO THE OTHER AMOUNTS THEN DUE UNDER THE AGREEMENT, ON THE DATE SPECIFIED BY THE BANK AS THE PREPAYMENT DATE, THE PREPAYMENT AMOUNT. THE BANK'S DETERMINATION OF THE PREPAYMENT AMOUNT WILL BE CONCLUSIVE IN THE ABSENCE OF OBVIOUS ERROR OR FRAUD.

                  "(7) THE PREPAYMENT AMOUNT IS THE SUM OF: (i) THE AMOUNT OF PRINCIPAL WHICH THE BORROWER HAS ELECTED TO PREPAY OR THE AMOUNT OF PRINCIPAL WHICH THE BANK HAS REQUIRED THE BORROWER TO PREPAY BECAUSE OF ACCELERATION, AS THE CASE MAY BE (THE "PREPAID PRINCIPAL AMOUNT"),
         (ii) INTEREST ACCRUING ON THE PREPAID PRINCIPAL AMOUNT UP TO, BUT NOT INCLUDING, THE PREPAYMENT DATE, (iii) FIVE HUNDRED DOLLARS ($500) PLUS
         (iv) THE PRESENT VALUE, DISCOUNTED AT THE REINVESTMENT RATES (AS DEFINED BELOW), OF THE POSITIVE AMOUNT BY WHICH (A) THE INTEREST THE BANK WOULD HAVE EARNED HAD THE PREPAID PRINCIPAL AMOUNT BEEN PAID ACCORDING AT THE ACQUISITION NOTE'S AMORTIZATION SCHEDULE AT THE ACQUISITION NOTE'S INTEREST RATE EXCEEDS (B) THE INTEREST THE BANK WOULD EARN BY REINVESTING THE PREPAID PRINCIPAL AMOUNT AT THE REINVESTMENT RATES.

                  "(8) "REINVESTMENT RATES" MEAN THE PER ANNUM RATES OF INTEREST EQUAL TO ONE HALF PERCENT (1/2%) ABOVE THE RATES OF INTEREST REASONABLY DETERMINED BY THE BANK TO BE IN EFFECT NOT MORE THAN SEVEN DAYS PRIOR TO THE PREPAYMENT DATE IN THE SECONDARY MARKET


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         FOR UNITED STATES TREASURY OBLIGATIONS IN AMOUNT(S) AND WITH
         MATURITY(IES) WHICH CORRESPOND (AS CLOSELY AS POSSIBLE) TO THE PRINCIPAL INSTALLMENT AMOUNT(S) AND THE PAYMENT DATE(S) AGAINST WHICH THE PREPAID PRINCIPAL AMOUNT WILL BE APPLIED."

         2. This Amendment shall be effective as of October 1, 2000.

         3. Except as expressly set forth herein, all of the terms and conditions of the Agreement shall remain in full force and effect.


COMERICA BANK - CALIFORNIA                    TROY GROUP, INC.
                                              TROY SYSTEMS INTERNATIONAL, INC.
                                              TROY XCD, INC.


By:     /s/ Barbara Snyder                    By:    /s/ Del Conrad
        ------------------------                     ------------------------

Its:    Vice President                        The CFO of each of the Borrowers
        ------------------------